UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No.1)
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 28, 2025
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GREEN PLAINS INC.
(Exact name of registrant as specified in its charter)
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Iowa	001-32924	84-1652107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, Nebraska 68106
(Address of Principal Executive Offices) (Zip Code)
(402) 884-8700
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On February 28, 2025, Green Plains Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission to report the departure of Todd Becker as President and Chief Executive Officer and member of the Board of Directors of the Company effective March 1, 2025, as well as the creation of an Executive Committee to lead the Company until Mr. Becker’s successor is appointed and the designation of Michelle Mapes as interim principal executive officer, effective as of March 1, 2025, for purposes of the rules and regulations of the Securities Exchange Commission. Such Form 8-K reported that compensatory arrangements for Mr. Becker. This Amendment No. 1 now amends the Form 8-K to report the Company has also entered into an amended employment agreement with Ms. Mapes and eliminated the position of Chief Transformation Officer.

Except as provided herein, the disclosures in the Form 8-K remain unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2025, in connection with the expansion of Ms. Mapes’ duties and the corporate reorganization and cost reduction initiative, the Company amended the employment agreement (“Amendment”) dated February 3, 2020, with Ms. Mapes, attached as Exhibit 10.1 hereto. Ms. Mapes shall have the following areas of responsibility: Corporate Secretary to the Board, Carbon, Legal, Compliance, Insurance, Government Relations, Communications and a leadership role with respect to restructure related and strategic initiatives. Pursuant to the Amendment, Ms. Mapes shall continue employment through no later than December 31, 2025, unless extended by mutual agreement, and the Amendment memorializes that Ms. Mapes will receive her current base salary at the annualized rate of $450,000 and will receive her current severance of six months base salary, along with the vesting of all outstanding restricted shares, with performance share awards vesting at target. The Amendment further provides that the payment of her annual bonus for 2025 shall be in an amount no less than 2024, and that she shall receive the equivalent of 12 months health insurance premium. The planned departure of Ms. Mapes as Chief Legal & Administration Officer and Corporate Secretary of the Company is not due to any disagreement with the Company.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

On February 28, 2025, in connection with the corporate reorganization and cost reduction initiative, the Company eliminated the position of Chief Transformation Officer of the Company, a position held by Patrich Simpkins. Mr. Simpkins has moved to Chief Executive Officer of Fluid Quip Technologies, LLC, a majority owned subsidiary of the Company.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

10.1
Executive Transition and Separation Agreement by and between Green Plains Inc. and Todd Becker effective March 1, 2025 (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on February 28, 2025)

10.2	Amendment No. 1 to Employment Agreement by and between Green Plains Inc. and Michelle Mapes effective February 27, 2025
99.1	Press Release, dated February 28, 2025 Press Release, dated February 28, 2025 (incorporated herein by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on February 28, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: March 4, 2025	By:	/s/ Philip B. Boggs
Philip B. Boggs
Chief Financial Officer (Principal Financial Officer)